UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, DC 20549

                               FORM S-1

        Registration Statement Under the Securities Act of 1933

                        PRIMCO MANAGEMENT INC.
        (Exact Name of Registrant As Specified In Its Charter)

        Delaware                                                Applied For
(State or other jurisdiction     (Primary Standard           (I.R.S. Employer
   of incorporation or        Industrial Classification       Identification
     organization)                Code Number)                   Number)

                                                 Neal Friedman
   700 Rockaway Turnpike                     700 Rockaway Turnpike
       Suite #400                                  Suite #400
   Lawrence, NY 11559                          Lawrence, NY 11559
  Telephone (855) 774-6261                  Telephone (855) 774-6261
 (Address, and telephone number        (Name, address and telephone number
 of principal executive offices)              of agent for service)

                           Copies to:
                       Ms. Jody Walker ESQ.
                      7841 South Garfield Way
                       Centennial, CO 80122
                Phone 303-850-7637 Fax 303-482-2731

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerate filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]             Accelerated filer         [ ]
Non-accelerated filer   [ ]             Smaller reporting company [x]

                     CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED        PROPOSED      AMOUNT OF
SECURITIES TO BE         TO BE      MAXIMUM         MAXIMUM      REGISTRATION
REGISTERED             REGISTERED OFFERING PRICE   AGGREGATE         FEE
                                    PER SHARE      OFFER PRICE
Common Stock           4,000,000    $ .25          $1,000,000      $116.10
                       ---------                   ----------      -------
Total                  4,000,000                   $1,000,000      $116.10

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus Dated June 15, 2011.  SUBJECT TO COMPLETION

                               $1,000,000

   Up to a maximum of 4,000,000 Common Shares at $.25 per Common Share

                         Primco Management Inc.

The registrant is registering 4,000,000 common shares at the purchase price of $.25 per common share for the aggregate offering price of $1,000,000.

The offering will commence on the effective date of this prospectus and will terminate on or before March 31, 2012.

This constitutes the initial public offering of the registrant's common stock. There is presently no public market for our common shares. We anticipate applying for quoting of our common shares on the OTC Bulletin Board or OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB and OTCQB, nor can there be any assurance that such application for quotation will be approved.

In their opinion on our financial statements as of and for the period from inception to March 31, 2011, our auditors have indicated that there is substantial doubt about our ability to continue as a going concern.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement.

The liquidity of our common stock is restricted as the registrant's common stock falls within the definition of a penny stock.

Investing in our common shares involves a high degree of risk. See Risk Factors beginning on page 6 to read about factors you should consider before buying our common shares.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             TABLE OF CONTENTS

Prospectus Summary                                                 5
Risk Factors                                                       7
Forward Looking Statements                                        12
Use of Proceeds                                                   13
Plan of Distribution                                              14
Business Operations                                               15
Dilution                                                          25
Dividend Policy                                                   25
Determination of Offering Price                                   26
Management's Discussion and Analysis of Financial
  Condition and Results of Operations                             26
Directors, Executive Officers and Control Persons                 30
Security Ownership of Certain Beneficial Owners
  and Management                                                  32
Certain Relationships and Related Transactions                    33
Description of Capital Stock                                      33
Disclosure of Commission Position on Indemnification              34
  for Securities Act liabilities
Market for Common Stock and Related Stockholder
  Matters                                                         35
Experts                                                           36
Legal Proceedings                                                 36
Legal Matters                                                     36
Where You Can Find More Information                               37
Financial Statements                                              37

                          PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 6 and the financial statements.

General
-------                 The registrant was incorporated in the state of
Delaware on October 14, 2010. Our principal executive offices are located at 700 Rockaway
Turnpike, Suite #400, Lawrence, NY 11559. Our telephone number is (877) PRIMCO1 (774-261).

Operations
----------              The registrant will offer real estate management
services for their clients that focus on cost-efficient operations and tenant retention on a range of properties including class A office space, industrial, manufacturing, and warehousing facilities as well as data centers and retail outlets for real estate users.

                        Additionally, the registrant will offer
consulting services, including site selection, feasibility studies, exit strategies, market forecasts, strategic planning, and research services. The registrant is committed to expanding the scope of products and services offered, while ensuring that it can support client relationships with best-in-class service.

Historical operations: Since inception, the registrant's representatives have contacted business organizations, real estate firms, known owners of real estate and other contacts as perspective clients for future business

Current operations: On May 1, 2011, the
registrant has signed a contract with New
Visions Group Inc. to manage their beneficial interest in a 100 unit multi family residential development. We continue to market ourselves and build up and develop the business.

Our independent auditor has expressed
substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. We have an accumulated deficit of $16,182 at March 31, 2011 and have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our operations. These factors raise substantial doubt that we will be able to continue as a going concern.

Common stock
 outstanding
------------            8,000,000


Common shares being
 sold in this offering
----------------------  4,000,000

Termination of the
  Offering
------------------      The offering will commence on the effective date
of this prospectus and will terminate on or before March 31, 2012.

Market for our
 common stock
--------------          There is presently no public market for our
common shares. We anticipate applying for quoting of our common shares on the OTC
Bulletin Board or OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. There can be no assurance that a market maker will agree to file the necessary documents with the Financial
Industry Regulatory Authority, which operates the OTCBB and OTCQB, nor can there be any assurance that such application for quotation will be approved.

Common Stock Control
--------------------    Neal Friedman, an officer and director,
currently owns and will continue to own
sufficient common shares to control the
operations of the registrant.

Penny Stock Regulation
---------------------- The liquidity of our common stock is restricted as the registrant's common stock falls within the definition of a penny stock. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

                              RISK FACTORS

The registrant's business is subject to numerous risk factors, including the following.

1. We cannot offer any assurance as to our future financial results. We have received a going concern opinion from our auditors. You may lose your entire investment.

We have not generated any revenues from operations to date and future financial results are uncertain. We cannot assure you that the registrant can operate in a profitable manner. We have an accumulated deficit of $(16,182) as of March 31, 2011. Even if we obtain future revenues sufficient to expand operations, increased production or marketing expenses would adversely affect liquidity of the registrant. In their opinion on our financial statements as of and for the period ended March 31, 2011, our auditors have indicated that there is substantial doubt about our ability to continue as a going concern.

2. We do not have a public market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares. Our securities are not traded on any exchange. We cannot assure you that an active public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

3. The initial price of $.25 may have little or no relationship to the market price, if any of our common stock.

The offering price of our common stock by the selling security holder was arbitrarily determined without regard to book value, recent issuances of shares, such as for cash and services or market value. There may be little or no relationship between the initial prices of
$.25 and the market price.   You may lose your entire investment.

4. We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation.

The liquidity of our common stock is restricted as the registrant's common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the registrant's common stock on the OTC Bulletin Board is below $5.00 per share, the registrant's common stock will come within the definition of a "penny stock." As a result, the registrant's common stock is subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

5. This is a best efforts, no minimum offering. We may not receive sufficient proceeds to fund planned operations or even cover the costs of the offering. We may never become profitable if we fail to raise sufficient funds or obtain alternate financing to begin material operations.

There is no minimum offering amount and we have not engaged a broker/dealer or underwriter to sell the common shares on our behalf.
As a result, we may not receive sufficient proceeds to fund planned operations or even cover the costs of the offering. If we are unable to raise sufficient funds or obtain alternate financing, we may never complete development and become profitable.

6. Our current operations will not be sufficient to cover the cost associated with satisfying our reporting obligations. The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to complete the development of our product line or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs could range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because we have not yet completed development of our line of services, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Our current operations will not be sufficient to cover the cost associated with satisfying our reporting obligations. As a result, we may not have sufficient funds to complete the development of our line of services or even to meet routine business obligations.

7. We are dependent on Neal Friedman and key management personnel. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

Our success is dependent upon, among other things, the services of Neal Friedman, chief executive officer. The loss of Mr. Friedman's services could have a material adverse effect on our business, operations and financial condition. We do not have key-man life insurance policy for
Mr. Friedman.   Mr. Friedman has had a broad spectrum of experience in
the business world, which includes working with an innovative dental implant technology company where Mr. Friedman implemented innovative quality control procedures. He was also a debt collection manager and responsible for asset research for the law firm of Samuel & Stein.

The commencement of our business will place further demands on existing management and future growth. Profitability will depend, in part, on our ability to hire and retain the necessary personnel to operate our business. There is no certainty that we will be able to identify, attract, hire, train, retain and motivate other highly skilled technical, administrative, managerial, marketing and customer service personnel. We will hire necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues. Competition for such personnel is intense and there is no certainty that we will be able to successfully attract, integrate or retain sufficiently qualified personnel. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

8. Because our executive officer does not have experience in running a public company, there is a higher risk that our business will fail.

Our executive officer does not have any experience in running a public company. As a result our business could suffer irreparable harm due to his lack of experience.

9. Even after completion of the offering, assuming all of the common shares are sold, our executive officer will own approximately 66.67% of our outstanding common stock. Investors may find that corporate decisions influenced by our executive officer are inconsistent with the best interests of other stockholders.

Neal Friedman, our executive officer owns all of the outstanding shares of our common stock as of the date of this prospectus. Accordingly, he has, and following the completion of the offering, will continue to have power in deciding every aspect of our business, including:
      -  all employment decisions;
      -  the appointment of other management positions; and
      - whether to enter into material transactions with related parties.

He will have the power in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of our executive officer may still differ from the interests of other stockholders. Mr. Friedman owns 8,000,000 common shares for which he paid $12,100.

10. We have operated the registrant for a short period, so we have only a limited operating history upon which you can evaluate our business and prospects.

You should consider our prospects in light of the risks, expenses, and difficulties those companies in their earlier stage of development encounter. Our success depends upon our ability to address those risks successfully, which includes, among other things:

   - whether we will be able to assemble and maintain the necessary resources, including financial resources, that we will need to implement our business plan;
   - whether we can continue to build and maintain a strong management team that can develop and execute our business strategy;
   - whether we will be successful in establishing and maintaining the strategic associations necessary to implement our business strategy; and
   - whether we will be successful in implementing our sales and marketing strategy.

We forecast our future expense levels based on our operating plans and our estimates of future revenues. If our revenues grow at a slower rate than we anticipate, or if our spending levels exceed our expectations or cannot be adjusted to reflect slower revenue growth, we may not generate sufficient revenues to achieve or sustain profitability. In this case, the value of your investment could be reduced or lost. We expect to continue to incur losses for the immediate future as we build our infrastructure, continue our sales and marketing efforts, and continue development of our services. Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis. Failure to achieve or maintain profitability will materially and adversely affect the market price of our common stock.
11. The industry is highly competitive and there can be no assurance that we will be able to compete effectively.

The market for integrated property and facility management in general are highly competitive. The registrant expects competition to intensify as competitors expand their product offerings, and new competitors enter its targeted markets. The registrant believes that it will compete based on a variety of factors, including:

   -  quality  of services provided;
   -  price;
   - adaptability and flexibility to customers' and target markets' requirements;
   -  relevant market experience; and
   -  time-to-market.

The registrant believes that a number of its prospective customers will also use services provided by its competitors. These relationships may influence its prospective customer's decisions regarding the volume of
Services   utilized from the registrant.  In addition, because of these relationships, some of its competitors may acquire information related to its customers' new requirements before the registrant. The registrant expects to face competition from these companies and emerging companies developing new services that may meet the needs of its clients.

A number of the registrant's potential competitors have longer operating histories and substantially greater financial, technical, sales, marketing, distribution and other resources, as well as greater name recognition and a larger installed customer base than the registrant.
As a result, these competitors may be able to devote greater resources to the development, promotion, sale, and support of their services than the registrant. In addition, some of our potential competitors operate their own facilities and have proprietary technology or licenses, and may have preexisting relationships with industry clients or potential clients. As a result, these competitors may be able to adapt more quickly to new or emerging products, develop new technologies, or address changes in client requirements.

If the registrant is unable to compete efficiently, such failure could harm its business, results of operations and financial condition.

12. Factors out of our control could result in fluctuating quarterly operating results and negative effects on our financial situation. You may lose your entire investment.

Our quarterly operating results in the future may vary significantly, depending on factors such as:
   -  revenue from our programs and services,
   -  changes in our operating expenses,
   -  changes in our business strategy, and
   -  general economic factors.

We have limited or no control over many of these factors. Our quarterly revenues will also be difficult to forecast because the markets for our proposed programs and services are evolving and our revenues in any period could be significantly affected by new product announcements and product launches by our competitors, as well as by alternative technologies. Variations in timing of sales may cause significant fluctuations in future operating results. In addition, because a significant portion of our business may be derived from orders placed for services by a limited number of large customers, the timing of such orders can also cause significant fluctuations in our operating results. Anticipated orders from customers may fail to materialize. Delivery schedules may be deferred or cancelled for a number of reasons, including changes in specific customer or international economic conditions. The adverse impact of a shortfall in our revenues may be magnified by our inability to adjust spending to compensate for such shortfall. As a result of these factors and other factors, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors, which would likely result in a significant reduction in the market price of our stock. Period-to-period comparisons of our results of operations will not necessarily be meaningful for the foreseeable future.

13. Market acceptance of our proposed management services is uncertain. We may never achieve profitable operations.

Based on our experience, we believe that there is a large market demand for real estate management services. However, we have not yet begun to receive revenues. There is no assurance that the markets will develop as we anticipate. Further, there is no assurance that we will be able to recoup our expenses out of these management services.

14.  Our insurance may not cover all future liabilities.

We intend to carry commercial, general liability, and comprehensive insurance on our operations, including fire, liability, extended coverage, other casualty insurance and key man insurance. There may be risks that are uninsurable on terms that we believe to be economic. In addition, losses may exceed amounts on the policies.

- - -

15. We will need to expand our management systems and hire and retain key personnel to support our proposed service line.

The development and marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our ability to manage any future growth effectively will require us to successfully attract, train, motivate, retain, and manage employees, particularly key engineering and managerial personnel, to effectively integrate new employees into our operations and to continue to improve our operational, financial and management systems. Our failure to manage growth and changes in our business effectively and to attract and retain key personnel could limit our growth and the success of our services and business. Further, we are highly dependent on the continued service of and our ability to attract and retain qualified technical, marketing, sales, and managerial personnel. The competition for such personnel is intense. The loss of any key person or the failure to recruit additional key technical and sales personnel in a timely manner would have a material adverse effect on our business and operating results. We currently do not maintain key person life insurance policies on any of our employees.


                      FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus or the date of any updates to this prospectus, pursuant to applicable regulations, during our continuous offering.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of the registrant, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the registrant, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.


USE OF PROCEEDS

Any proceeds received from the sale of our common shares will be deposited directly into the operating account of the registrant. We will be attempting to raise up to $1,000,000, minus expenses of $34,116, from the sale of our common shares. These proceeds will be used as follows:

Gross Proceeds            $1,000,000    $500,000    $250,000    $125,000
Expenses                      34,116      34,116      34,116      34,116
                          ----------    --------    --------    --------
Net Proceeds                $965,884    $465,884    $215,884    $ 90,884

   Use of Net Proceeds:
Start-Up/Expansion Costs     418,000     209,000     100,000      50,000
Marketing & Sales            162,000      81,000      40,500      20,000
Capital Equipment             70,000      35,000      17,500           -
Working Capital              315,884     140,884      57,884      20,884
                            --------    --------    --------    --------
Net Proceeds Expended       $965,884    $465,884    $215,884    $ 90,884

Offering expenses include general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC.

Start-Up/Expansion Costs include purchasing software, infrastructure computers server, printers, website development, personnel, office fixtures and supplies.

Marketing and sales includes advertising at industry shows, in industry journal ads and website advertising.

Working capital includes rent, salaries and other operation expenses.

In the event we are not successful in selling all of the securities to raise at least $125,000, we would utilize any available funds raised in the following order of priority:

   - for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC.
   -  for sales and marketing; and
   -  for development of new services.


                       PLAN OF DISTRIBUTION

This prospectus relates to the sale of 4,000,000 common shares.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Neal Friedman, an officer and director of the registrant. Mr. Friedman will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Friedman. Mr. Friedman is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Friedman primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Friedman has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will commence on the effective date of this prospectus and will terminate on or before March 31, 2012.

These are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a "penny stock" because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.


                        BUSINESS OPERATIONS

The registrant was incorporated on October 14, 2010 in the state of Delaware.

Services
--------
The registrant will offer real estate management services for their clients that focus on cost-efficient operations and tenant retention on a range of properties including class A office space, industrial, manufacturing, and warehousing facilities as well as data centers and retail outlets for real estate users.

Additionally, the registrant will offer consulting services, including site selection, feasibility studies, exit strategies, market forecasts, strategic planning, and research services. The registrant is committed to expanding the scope of services offered, while ensuring that it can support client relationships with best-in-class service.

To date, we offer real estate management services for a per diem rate or for a traditional percentage rate. We plan to provide investment analysis, possible restructuring, refinancing, or repositioning analysis and implementation and strategic partnering.

On May 1, 2011, the registrant entered into a management agreement with New Visions Group to act as the managing agent of apartment buildings known as Wallnut Villas Apts. located at 1027 Florence Avenue, Vineland, NJ 08360. New Visions Group is owned by Murray Friedman, the father of Neal Friedman, an officer and director of the registrant. Pursuant to the agreement, the registrant will receive 5% of amounts collected from the distributions of income derived from the buildings and will be reimbursed for all out-of-pocket costs. There are no specific termination provisions.

Revenues
--------
The registrant will offer its management services as a per diem/per unit fee or a traditional percentage of rent roll fee as negotiated on a per property basis. All other services will be billed at a per contract fee, or as an hourly fee as per negotiation with the particular client. All services will be billed on a net 30 day basis.

Public Relations Program
------------------------
The primary objective of the registrant's public relations program will be to establish the registrant as a leader in providing of real estate management services. This objective will be accomplished through a comprehensive PR approach that includes, but is not limited to the following:

   -   media relations;
   -   conference and trade shows;
   -   bylined articles and white papers; and
   -   proactive media outreach.

The PR program will use every opportunity to garner media coverage, increase visibility, and heighten awareness of the registrant and the its services, technologies, and executives. The registrant will be presented to national and regional business, technology, and vertical-industry press. The goals of the registrant's public relations program are:

   -   Brand Primco Management
   - Clearly establish the registrant as a leading provider of real estate management services
   - Differentiate the registrant and its services from perceived competitors
   - Create a greater awareness of the registrant with potential customers and partners
   - Identify the registrant as strong, trusted, and progressive through its partnerships and services

Advertising
-----------
The registrant plans to implement strategic advertising campaigns focused on brand name recognition. Advertising campaigns will generally focus on print, using industry publications, although other means of advertising will also be considered and implemented. The registrant also plans to create a website as a means of advertising and as an electronic brochure for generating sales leads and increasing market awareness.

The registrant is implementing policies and procedures to control advertising or promotions that will be utilized in its strategic alliances. These policies and procedures are necessary to assure the proper representation of the registrant at all times and include the pre-approval of all advertising material and restrictions on how strategic alliances can advertise using the Primco Management brand.

Pricing
-------
Costs associated with the customer acquisition, retention, continued product development, overhead and management and continued servicing are budgeted individually for each projects. Contingencies are allowed for as deemed necessary. Then market pricing will be reviewed based on current competitors' prices, along with a market survey of the satisfaction with these prices and the associated services. Management is of the opinion that the pricing of our services, will represent a savings to the customer, and yet still provide better-than-market returns on sales.

Business Strategy
-----------------
The registrant intends to provide real estate management services to meet our clients' needs supported by highly qualified and experienced team of professionals. The registrant's strategy is to leverage broad geographic reach, long-term client relationships, and full-range and service offerings to become a larger, more robust real estate services firm. The registrant's growth plan is focused on the achievement of four primary objectives:

   - Expanding business from existing relationships. A principal component of our strategy is to secure management contracts from existing relationships. We believe that the amount of revenue we will receive from many of our clients will represent a relatively small percentage of the amount they spend on real estate management services. We believe that by continuing to deliver high quality services and by leveraging our existing relationships, we can capture a significant share of clients' expenditures for these real estate management services.

   - Growing our client base. We will continue to focus on attracting clients. We plan to develop new client relationships primarily by leveraging the significant contact networks of our management team through referrals. In addition, we believe we will attract new clients by building our brand name and reputation and through our marketing efforts. We anticipate that our growth efforts will continue to focus on identifying strategic target accounts that tend to be large companies.

   - Expanding geographically. We will expand geographically to meet the demand for real estate management services in a given locality.

   - Providing additional professional service offerings. We will continue to develop and consider entry into new professional service offerings centered on real estate. Our considerations when evaluating new professional service offerings include cultural fit, growth potential, profitability, cross-marketing opportunities, and competition.

We have developed the following business strategies to achieve these objectives:

   - Hire and retain highly qualified, experienced third party associates. We believe our highly qualified, experienced third party associates will provide us with a distinct competitive advantage. Therefore, one of our priorities is to attract and retain high-caliber real estate management professionals. We believe we will attract and retain qualified professionals by providing challenging work assignments, competitive compensation and benefits, and continuing education and training opportunities, while offering flexible work schedules and more control over choosing client engagements.

   - Build consultative relationships with clients. We will emphasize a relationship-oriented approach to business rather than a transaction-oriented or assignment-oriented approach. We believe the real estate professional services experience of our management and third party associates will enable us to understand the needs of our clients and to deliver an integrated, relationship-oriented approach to meeting their needs. We will regularly meet with our existing and prospective clients to understand their business issues and help them define their project needs. Once a project is defined, we will identify third party associates with the appropriate skills and experience to meet the client's needs. We believe that by establishing relationships with our clients to solve their needs, we are more likely to generate new opportunities to serve them.

   - Provide technology recommendations, methods, and practices that drive tangible results. Our technology recommendations will provide an integrated approach to identifying, acquiring, and retaining customers in order to help organizations maximize the value of customer interactions and improve corporate performance. The registrant's computer systems will be designed to help organizations perform and coordinate their operations across multiple communication channels (i.e. Internet, telephone, fax, e-mail, and in person) while providing their customers with a single, consistently high standard of service.

   - Build the Primco Management brand. Our objective is to build the Primco Management brand as the premier provider of real estate management services. Our primary means of building our brand is by consistently providing high quality, value-added services to our clients. In addition, we will have ongoing marketing efforts that will reinforce the Primco Management brand.

Market Analysis
---------------
In order to determine and evaluate potential management contracts, the registrant will obtain reports from local and regional commissions, Economic Development Counsels, and through public resources. The registrant will also rely on statistics provided by the U.S. Census Bureau to obtain information pertaining to population shifts and number of total people in a specific area. In addition, we plan to utilize economic, housing and population data available. Most of the reports available through these organizations are free of charge and will provide detailed information that we will then study to determine the areas with good growth rates.

Prior to accepting a management agreement, the registrant will perform market and financial analysis to determine whether the location provides adequate revenue opportunity. That detailed information will include the following:

   -  Number of properties on the market.
   -  Total square footage and acreage per property
   -  Total number of units per property.
   -  Total number of vacancies per property.

We will obtain the following documents from the seller during our due diligence on the property:

   -  General maps;
   -  Environmental reports
   -  Copies of existing zoning maps and regulations;
   -  Conduct land inspection procedures;
   -  Proposed zoning regulations;
   -  Deeds;
   -  Title insurance; and
   -  Tax bills
   - financial information
   -  plus all the other due diligence information to assess a property.

We then verify the accuracy of these documents and determine how the information contained in the documents impacts the property that we are considering to manage.

Sales Objectives
----------------
The registrant intends to introduce its services to the marketplace in several phases, formulated to capture revenue streams from clients that they currently have existing relationships with and attempt to bring these clients on board to the registrant, and obtain new revenues as the market matures.

The registrant's path to revenue and growth will be through acquiring clients from:
   -  organizations which management has strategic relationships;
   - obtaining clients from competitors by demonstrating superior technology, quality, and reliability at a lower cost;
   -  implementation of our marketing plan; and through
   -  possibly purchasing underperforming competitors.

Given the several month lag attendant to major implementations at the larger institutions, the registrant will pursue dual-paths in its marketing. While targeting the existing relationships, the registrant will also continue to do marketing and advertising.

Sales and Marketing
-------------------
The registrant intends to introduce and penetrate the market by offering a per unit, flat rate charge for its services as opposed to a traditional percentage of revenue. This change in compensation from traditional means represents a savings to the customers and a profit to the registrant delivering superior services through economies of scale.

The registrant plans to penetrate the marketplace by demonstrating a cost savings model emphasizing:

   - Increased customer satisfaction, which leads to an increase in reoccurring sales; and
   - Additional revenues through sales of complimentary products and/or services.

Marketing activities will include customer market analysis, service marketing, brand awareness, advertising, public relations, and educating organizations in our target markets.

The registrant will target the following industry segments:
   -  Apartment buildings
   -  Class A office space;
   -  Industrial;
   -  Manufacturing and warehousing facilities;
   -  Data centers; and
   -  Retail outlets for real estate users

The registrant's target markets within the before mentioned segments will include, among others:
Real Estate Investment Trusts;
Real Estate Holding Companies; and
Individual Real Estate Investors.

Strategic Partners and Alliances
--------------------------------
The registrant will leverage sales and delivery alliances with companies whose capabilities complement its own, either by enhancing the registrant's services, or by helping extend offerings to new geographies. By combining alliance partners' products and services with the registrant's capabilities and expertise, the registrant intends to create innovative, high-value business solutions for its clients. Some alliances will be specifically aligned with the registrant's offerings, thereby adding skills, technology and insights that are applicable across the Real Estate industry.

The registrant also plans to work with strategic partners to promote the implementation of the registrant's solutions in the real estate industry. In addition, the registrant plans to continue to develop organizational change solutions that address specific market needs, are affordable, and can be easily integrated with the products and services that will be in place. The registrant intends to continue to explore new market opportunities through strategic partnering, acquisitions, the creation of new companies or divisions, and the use of partnership relationships that will provide increased market penetration.

Currently, the registrant does not have any strategic partners or alliances.

Intellectual Property
---------------------
At present, we do not have any patents, trademarks, licenses, franchises, concessions, and royalty agreements, labor contracts or other proprietary interests.

Research and Development
------------------------
We have not spent any funds on research and development.

Governmental Regulation
-----------------------
Federal, state, and local laws and regulations impose environmental zoning restrictions, use controls, disclosure obligations, and other restrictions that affect the management, development, use, and/or sale of real estate. Such laws and regulations tend to discourage sales and leasing activities, as well as the willingness of mortgage lenders to provide financing, with respect to some properties. If transactions in which the registrant is involved are delayed or abandoned as a result of these restrictions, the brokerage business could be adversely affected. In addition, a failure by the registrant to disclose known environmental concerns in connection with a real estate transaction may subject the registrant to liability to a buyer or lessee of property.

The registrant will undertake a third-party Phase I investigation of potential environmental risks when evaluating an acquisition for a sponsored program. A Phase I investigation is an investigation for the presence or likely presence of hazardous substances or petroleum products under conditions that indicate an existing release, a post release or a material threat of a release. A Phase I investigation does not typically include any sampling. The registrant may acquire a property with environmental contamination, subject to a determination of the level of risk and potential cost of remediation.

Various environmental laws and regulations also can impose liability for the costs of investigating or remediation of hazardous or toxic substances at sites currently or formerly owned or operated by a party, or at off-site locations to which such party sent wastes for disposal.

In addition, an increasing number of federal, state, local, and foreign governments have enacted various treaties, laws and regulations that apply to environmental and climate change, in particular seeking to limit or penalize the discharge of materials such as green house gas into the environment or otherwise relating to the protection of the environment. As a property manager, the registrant could be held liable as an operator for any such contamination or discharges, even if the original activity was legal and the registrant had no knowledge of, or did not cause, the release or contamination. Further, because liability under some of these laws is joint and several, the registrant could be held responsible for more than its share, or even all, of the costs for such contaminated site if the other responsible parties are unable to pay. The registrant could also incur liability for property damage or personal injury claims alleged to result from environmental contamination or discharges, or from asbestos-containing materials or lead-based paint present at the properties that it manages. Insurance for such matters may not always be available, or sufficient to cover the registrant's losses. Certain requirements governing the removal or encapsulation of asbestos-containing materials, as well as recently enacted local ordinances obligating property managers to inspect for and remove lead-based paint in certain buildings, could increase the registrant's could subject the registrant to violations or claims.

The registrant and its brokers, salespersons and, in some instances, property managers are regulated by the states in which it does business. These regulations may include licensing procedures, prescribed professional responsibilities, and anti-fraud provisions. The registrant's activities are also subject to various local, state, national, and international jurisdictions' fair advertising, trade, housing and real estate settlement laws, and regulations and are affected by laws and regulations relating to real estate and real estate finance and development.

Competition
-----------
The U.S. commercial real estate services industry is large and highly fragmented, with thousands of companies providing asset management, investment management and brokerage sales and leasing transaction services. In recent years, the industry has experienced substantial consolidation, a trend that is expected to continue.

The registrant competes in a variety of service businesses within the commercial real estate industry. Each of these business areas is highly competitive on a national as well as local level. The registrant faces competition not only from other regional and national service providers, but also from global real estate providers, boutique real estate advisory firms and appraisal firms. Although many of the registrant's competitors are local or regional firms that are substantially larger such as CB Richard Ellis, Jones Lang LaSalle, and Cushman & Wakefield, all of which have global platforms.

The top 25-brokerage companies collectively completed nearly $644.5 billion in investment sales and leasing transactions globally in 2008, according to the latest available survey published by National Real Estate Investor.

Within the management services business, according to a recent survey published in 2009 by National Real Estate Investor, the top 25 companies in the industry manage over 9.1 billion square feet of commercial property. The largest company in the survey had 2.2 billion square feet under management.

While there can be no assurances that the registrant will ever be able to compete effectively, maintain current fee levels or margins, or maintain or increase its market share, based on its competitive strengths, the registrant believes that it can develop the infrastructure and personnel to operate in this highly competitive industry. The ability to do so, however, depends upon the registrant's ability to, among other things; successfully manage through the disruption and dislocation of the credit markets and the weak national and global economies.

Our end-to-end customer service begins before a sale is made and continues throughout implementation and deployment. Executive sponsorship, implementation effectiveness reviews, satisfaction surveys, global support programs, and rigorous management of customer satisfaction are key elements of our customer service process.

The registrant will provide a flexible, responsive and customer focused service program through its potential distributors to provide thoughtful analysis to create solutions for their customers that create lifetime value.

The registrant intends to design a user-friendly website organized to exceed the needs of our customers. The purpose of our website is not to replace our customer intelligence staff, but rather to enhance the response time and quality of service we are able to offer. After completing our support forms, our customers will be assigned a unique support ticket that is monitored 24/7.

The registrant plans to service its clients at a cheaper service fee. The registrant is willing to take on troublesome properties and "go the extra mile" with plans and imagination to cure problems not white wash them. The registrant is willing to do this even at a per diem rate which management believes is easier to afford on a troubled property`s limited budget. The registrant is willing to negotiate a grace period for management fees on a yearly signed contract in order to help the owner overcome the hurdles of management change.

Strategic Positioning
---------------------
Market Opportunity
The registrant intends to capitalize on the opportunity the real estate market presents through its competitive advantages.

Competitive Advantage
1.	cost;
2.	reliability; and
3.	Quality of Service.

Sales Objectives
The registrant intends to introduce its products and services to the marketplace in several phases, formulated to capture revenue streams from new clients as well as utilizing existing relationships, and obtain new revenues as the market matures.

The registrant's path to revenue and growth will be through acquiring clients from:
4.	organizations which management has strategic relationships;
5.	obtaining clients from competitors by demonstrating superior, quality, and reliability at a lower cost;
6.	implementation of our marketing plan; and through
7.	possible purchasing of underperforming competitors.

Employees
---------
With the exception of Neal Friedman and Alexander Spira, we have no employees. We have no employment agreements with any of our management. Messrs. Friedman and Spira will devote their full efforts and as much time as needed when operations and funding are available. We do not anticipate hiring any additional employees in the next twelve months.
We will hire necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Reports to Security Holders
---------------------------
Through the filing of Form 8-A under the Exchange Act within 30-60 days following the effective date of the registration statement, we intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F. Street N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Properties
-----------
Our corporate and manufacturing offices are located at 700 Rockaway Turnpike, Suite #400, Lawrence NY 11559. Our telephone number is
(855) PRIMCO1 (774-6261). These offices are provided free of charge by Neal Friedman, an officer and director.

                                DILUTION

Assuming completion of the offering, there will be up to 12,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level            $1,000,000     $500,000     $250,000     $125,000
                         ----------     --------     --------     --------
Offering price                $0.25          $0.25         $0.25         $0.25
Net tangible book
  value per common
  share before offering    .00            .00           .00           .00
Increase per common
  share attributable to
  investors                .08            .05           .02           .01
                         -----          -----         -----         -----
Pro forma net tangible
  book value per
  common share after
  offering                       .08            .05           .02          .01
                               -----          -----         -----       ------
Dilution to investors            .17            .20           .23          .24
Dilution as a
  percentage of
  offering price          68.0%           80.0%          92.0%        96.0%

Based on 8,000,000 common shares outstanding as of March 31, 2011 and total stockholder's deficit of $(4,082) utilizing audited March 31, 2011 financial statements.

Since inception, the sole shareholder has paid an aggregate average price of $.001 per common share in comparison to the offering price of $0.25 per common share.

Further Dilution
----------------
The registrant may issue equity and debt securities in the future. These issuances and any sales of additional common shares may have a depressive effect upon the market price of the registrant's common shares and investors in this offering.


                           DIVIDEND POLICY

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.


                     DETERMINATION OF OFFERING PRICE

The offering price of the common shares was arbitrarily determined by the registrant based on the financial needs of the registrant without regard to the book value or market value, if any, of our common shares.


             MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                    CONDITION AND RESULTS OF OPERATIONS

The registrant will offer real estate management services. Our performance will be significantly affected by changes in general economic conditions and, specifically, shifts in consumer confidence and spending. Additionally, our performance will be affected by competition. Management believes that as the industry continues to consolidate, competition with respect to price will intensify. Such a heightened competitive pricing environment will make it increasingly important for us to successfully distinguish ourselves from competitors based on quality and superior service and operating efficiency.

We have neither engaged in any material operations nor generated any revenues to date. Our activities since inception to present have been organizational activities and those necessary to prepare for this offering. We offer real estate management services for a per diem rate or for a traditional percentage rate. We provide investment analysis, possible restructuring, refinancing, or repositioning analysis and implementation and strategic partnering.

On May 1, 2011, the registrant entered into a management agreement with New Visions Group to act as the managing agent of a 100 unit multi family residential apartment buildings nown as Wallnut Villas Apts. located at 1027 Florence Avenue, Vineland, NJ 08360 for a term of five years. New Visions Group is owned by Murray Friedman, the father of Neal Friedman, an officer and director of the registrant. Pursuant to the agreement, the registrant will receive 5% of amounts collected from the distributions of income derived from the buildings and will be reimbursed for all out-of-pocket costs.

We are currently not aware of any other known material trends, demands, commitments, events or uncertainties that will have, or are reasonable likely to have, a material impact on our financial condition, operating performance, revenues and/or income, or results in our liquidity decreasing or increasing in any material way.

Results of Operations
---------------------
For the three months ended March 31, 2011, we did not receive any revenue and had operating expenses of $4,182 resulting in an operating loss of $(4,182). Operating expenses consisted of legal and professional fees relating to this offering of $4,000, tax and license of $115, and a bank service charge of $66.

For the period from inception (October 14, 2010) through March 31, 2011, we did not receive any revenue and had operating expenses of $16,182 resulting in an operating loss of $(16,182). Operating expenses consisted of legal fees of $16,000, tax and license of $115, and a bank service charge of $66. Operating expenses will continue to increase as we pursue this offering and implement sales and marketing initiatives.

Liquidity and Capital Resources
-------------------------------
We have not received any revenues to date. Until we are able to raise funds to pursue our business plan and generate material revenues, our activities will be restricted.

During the period from inception through December 31, 2010 and the three months ended March 31, 2011, we did not pursue any investing activities.

For the three months ended March 31, 2011, we received advances from Neal Friedman, an officer and director, of $4,100 resulting in net cash provided by financing activities of $4,100.

During the period from inception through March 31, 2011, we received proceeds of $12,100 from the sale of common stock to Neal Friedman, an officer and director and advances from Mr. Friedman, and advances from Neal Friedman, an officer and director, of $4,100,resulting in net cash provided by financing activities of $16,200.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs could range up to $42,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because we have not yet completed development of our product line, and we will not yet be subject to the requirements of
Section 404 of the Sarbanes-Oxley Act of 2002.   Our estimated costs
based on discussions with each professional include accountants/auditors, legal counsel and transfer agents are breakdown yearly as follows:
   Accounting      $25,000
   Legal           $12,000
   Transfer agent  $ 5,000

This will add approximately $3,500 per month to our bottom line expenses.

The expenses related to this offering are estimated to be $34,116 and will have a negative impact on our liquidity.

Plan of Operations
------------------
The registrant has not yet developed its real estate programs.

In addition to raising the funds in this offering, over the next twelve months, we intend to:

Step                                         Time frame   Estimated Cost
----                                         ---------   --------------
Complete management programs                  1-3 months   $100,000
Market to existing relationships
 and referrals                                3-6 months    $10,000
Network at industry trade shows and
 sponsored events                             3-9 months    $10,000
Advertise in industry journals                1 month       $40,000
Internet advertising                          1 month       $40,000
Pursue Strategic alliances                    3-6 months    $10,000

Assuming we raise sufficient proceeds, to complete our management programs, we intend to buy software for marketing, real estate management, book keeping and operations and integrate them together. We intend to train our staff with the latest available real estate management/operations criteria in order to provide an integrated streamlined service to our clients.

The main uncertainties or obstacles involved before planned operations can commence include
   - raising sufficient funds to market and advertise, hire key employees, sales staff and implementing services.

If we are unable to raise sufficient funds or obtain alternate financing, we may never complete development and become profitable.

The registrant's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. In the near term, the registrant expects operating costs to continue to exceed funds generated from operations. As a result, the registrant expects to continue to incur operating losses, and the operations in the near future are expected to continue to use working capital.

The registrant estimates that it will require approximately $15,000 per month for operations including salaries, office expenses, etc. without expansion. This will also include legal, accounting, and transfer agent fees.

Our current cash balance is estimated not to be sufficient to fund our current operations. In addition to revenues expected to be received from our new management agreement with New Visions Group, Mr. Friedman has verbally agreed to personally loan any amounts up to the $50,000 needed to run operations. Any loan provided by Mr. Friedman shall be binding, with an interest rate of five percent per annum and a term of one year. There are no written agreements with Mr. Friedman. However, we still need to raise sufficient funds to complete the development of our service line. No other financing plans are in place. We may never obtain the necessary financing to complete product development and begin operations.

In the event we are not successful in selling all of the securities to raise $1,000,000, we would give priority to allocating capital to sales and marketing, development of our services, and to develop sales in the industry. Any remaining capital would be used to fund our working capital needs.

In the event we are not successful in selling all of the securities to raise at least $125,000, we would utilize any available funds raised the following order of priority:

   - for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC.
   -  for sales and marketing; and
   -  for service development.

Controls and Procedures
-----------------------
We are not currently required to maintain an effective system of internal controls. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2011. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal controls.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management's report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required under Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning our operations while performing their audit of internal control over financial reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations
-----------------------------------------------------------------------
As of March 31, 2011, we did not have any off-balance sheet arrangements and did not have any commitments or contractual obligations.


             DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number as the board of directors shall at the time have designated. We confirm that the number of authorized directors has been set at five pursuant to our bylaws. Each director shall be selected for a term of one year and until his successor is elected and qualified. Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the unexpired term and until the successor is elected and qualified. The directors, officers and significant employees are as follows:

NAME                   AGE          POSITIONS HELD           SINCE
----                   ---          --------------           -----
Neal Friedman           23         President, CEO, CFO     Inception
                                       Director             to present

Alexander Spira         30           Secretary              Inception
                                                            To present

Neal Friedman and Alexander Spira would also be deemed to be promoters of the registrant.

Business Experience
-------------------
Neal Friedman, President, Chief Executive Officer, Chief Financial Office and Director

From 2006-2007, Mr. Friedman has had a broad spectrum of experience in the business world, which includes consulting with a dental implant technology company where Mr. Friedman implemented quality control procedures.

In 2008, Mr. Friedman was also a debt collection manager and responsible for asset research for the law firm of Samuel & Stein.

Mr. Friedman was a consultant at Sapphire Capital Ventures, a private real estate venture fund and management firm from 2008 to 2010. He was responsible for the management of large scale commercial and residential real estate development projects. Mr. Friedman's consulting role included team leadership, client development, advising on contract negotiation, finance-management, due diligence, site and building assessment. Mr. Friedman has a developed a large contact base that will be very useful to the registrant and its growth.

During Mr. Friedman's tenure with Sapphire Capital Ventures he was trained in and was responsible for the management of commercial and residential real estate projects he worked with many clients and gained much of his experience during that time and was introduced to many people in the industry. His expertise in financial analysis and due diligence will be instrumental in the registrant's success. Mr. Friedman's experience in debt collection and debt restructure will be of great value to the registrant in today's trying financial markets

Mr. Friedman earned a bachelor of arts degree from Israel Torah Research Institute in 2008 and attended the Zicklin School of Business from September 2010 to present.

Alexander Spira, Secretary
Mr. Spira has worked as an organization development and business management consultant for the last six years. He has also worked with Sunny Sports since 2009 to develop customer loyalty programs and enhance the effectiveness of marketing campaigns. Mr. Spira's experience in the retail industry includes improvements to inventory management, customer service, business communications, and employee performance management for a variety of companies. Mr. Spira has also served as a consultant for educational institutions where he has helped reorganize employee services, improve internal communications, develop, and implement new administrative procedures.

Mr. Spira graduated from Beth Medrash Godol in New Jersey.

Mr. Friedman will serve in his capacity as sole director until our next annual shareholder meeting to be held within six months of our fiscal year's close. Directors are elected for one-year terms.

Code of Ethics Policy
---------------------
We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance
--------------------
There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships
--------------------
None

Involvement in Certain Legal Proceedings
----------------------------------------
None of our directors, executive officers and control persons have been involved in any of the following events during the past ten years:

  - Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
   - Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);
   - Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or
   - Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation
----------------------
Since inception, we have not paid any compensation to our officers. Mr. Friedman purchased his 8,000,000 common shares for $12,100 in cash from personal funds.

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.


     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 14, 2011, the number and percentage of outstanding shares of the registrant's common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.

                                                           Percentage
Name                             Amount    Percentage    After Offering
----                             ------    ----------    --------------
Neal Friedman                   8,000,000     100.00%         66.67%
700 Rockaway Turnpike
Suite #400
Lawrence, NY 11559


Alexander Spira                         0       0.00%          0.00%
700 Rockaway Turnpike
Suite #400
Lawrence, NY 11559

Officers and Directors
As a group (2 persons)          8,000,000     100.00%         66.67%


             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence
---------------------
The registrant's board of directors consists of Neal Friedman. He is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

Mr. Friedman owns 8,000,000 common shares for which he paid $12,100.

Advances from related party
---------------------------
Mr. Friedman has verbally agreed to personally loan any amounts up to the $50,000 needed to run operations. Any loan provided by Mr. Friedman shall be binding, with an interest rate of five percent per annum and a term of one year. There are no written agreements with Mr. Friedman.
As of March 31, 2011, the registrant owed $4,100 to Neal Friedman, an officer and director of the registrant. Management is of the opinion that the terms of the verbal agreement are as favorable as those that could be obtained from unrelated parties.

Related party lease
-------------------
The registrant leases office space from a director at no cost to the registrant.

Related party management agreement
----------------------------------
On May 1, 2011, the registrant entered into a management agreement with New Visions Group to act as the managing agent of a 100 unit multi family residential apartment buildings known as Wallnut Villas Apts. Located at 1027 Florence Avenue, Vineland, NJ 08360, for a term of five years. New Visions Group is owned by Murray Friedman, the father of Neal Friedman, an officer and director of the registrant. Pursuant to the agreement, the registrant will receive 5% of amounts collected from the distributions of income derived from the buildings and will be reimbursed for all out-of-pocket costs.



                   DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of the registrant's certificate of incorporation and bylaws.

Common Shares
-------------
The registrant's articles of incorporation authorize it to issue up to 25,000,000 common shares and no preferred shares, $0.001 par value per common share.

Liquidation Rights
------------------
Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of the registrant legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights
---------------
There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. The registrant has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of the registrant.

Accordingly, future dividends, if any, will depend upon, among other considerations, the registrant's need for working capital and its financial conditions at the time.

Voting Rights
-------------
Holders of common shares of the registrant are entitled to voting rights of one hundred percent. Holders may cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights
------------
Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares. Common Shares do not have cumulative voting features. Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

Transfer Agent
--------------
Upon completion of the offering, Olde Monmouth Stock Transfer will act as the registrant's transfer agent.


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                       FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


          MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information
------------------
There is presently no public market for our common shares. We anticipate applying for quoting of our common shares on the OTC Bulletin Board or OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB and OTCQB, nor can there be any assurance that such application for quotation will be approved.

Holders
-------
As of June 15, 2011, there was only one shareholder of the registrant.

Dividends
---------
We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors as the board of directors deems relevant.

Shares Eligible for Future Sale
------------------------------
Upon the date of this prospectus, there are 8,000,000 shares of our common stock outstanding of which no common shares may be freely traded without restriction.

Upon the effectiveness of this registration statement, up to an additional 4,000,000 common shares may be issued and will be eligible for immediate resale in the public market. The remaining common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that:
   - such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale; and

   - we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
   - 1% of the total number of shares of common stock then outstanding, which will equal approximately 120,000 shares immediately after this offering.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

                              EXPERTS

The financial statements of the registrant appearing in this registration statement have been audited by Gumbiner Savett Inc., independent registered public accountants and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                           LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.


                             LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Jody M. Walker, Attorney At Law, Centennial Colorado.

                   WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

700 Rockaway Turnpike
Suite #400
Lawrence, NY 11559
(855) PRIMCO1
Attention: Neal Friedman, Chief Executive Officer

Our fiscal year ends on December 31st. Upon completion of this offering, we will be a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.


                          FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm
Balance Sheet as of March 31, 2011 and December 31, 2010
Statements of Operations for the three months ended March 31, 2011 and for the period from October 14, 2010 (inception) through March 31, 2011 Statements of Stockholder's deficiency for the three months ended March 31, 2011 and for the period from October 14, 2010 (inception) through March 31, 2011
Statements of Cash Flows for the three months ended March 31, 2011 and for the period from October 14, 2010 (inception) through March 31, 2011Notes to Financial Statements

       Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholder of Primco Management Inc.


We have audited the accompanying balance sheets of Primco Management Inc. (the "Company") as of March 31, 2011 and December 31, 2010, and the related statements of operations, stockholder's deficiency, and cash flows for the three months ended March 31, 2011 and the period from October 14, 2010 (inception) through March 31, 2011. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2011 and December 31, 2010, and the results of its operations and its cash flows for the three months ended March 31, 2011 and the period from October 14, 2010 (inception) through March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, certain conditions indicate there is a substantial doubt that the Company may be unable to continue as a going concern. As of March 31, 2011, the Company has an accumulated deficit of $16,182. The Company has not generated any revenues from operations and has no assurance of any future revenues. The ability of the Company to continue as a going concern is dependent on its ability to raise capital to meet its operating requirements. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

/s/Gumbiner Savett Inc.
----------------------------
Gumbiner Savett Inc.
Santa Monica, California
June 14, 2011

                          Primco Management, Inc.
                       (A Development Stage Company)
                              Balance Sheets
                    March 31, 2011 and December 31, 2010

                                                  March 31  December 31
       Assets                                       2011        2010
 ----------------                                  ------     -------
Current assets:
  Cash                                             $   18     $   100
                                                   ------     -------
  Total assets                                     $   18     $   100
                                                   ======     =======

Liabilities and Stockholder's (Deficiency) Equity
----------------------------------------
Current liabilities:
  Advances from officer                            $4,100     $     -
                                                   ------     -------
  Total current liabilities                         4,100           -
                                                   ------     -------

Stockholder's (deficiency) equity:
  Common stock, authorized: 25,000,000 shares;
    8,000,000 shares issued and outstanding         8,000       8,000
  Additional paid-in capital                        4,100       4,100
  Deficit accumulated during development stage    (16,182)    (12,000)
                                                   ------     -------
Total stockholder's (deficiency) equity            (4,082)        100
                                                   ------     -------
Total liabilities and stockholder's
  (deficiency) equity                              $  $18     $   100
                                                   ======     =======




           The accompanying notes are an integral part of
                        these financial statements

                        Primco Management, Inc.
                     (A Development Stage Company)
                        Statements of Operations
               For the Three Months Ended March 31, 2011
  And for the Period October 14, 2010 (inception) to March 31, 2011

                                                  Three   Oct. 14, 2010
                                                  Months   (Inception)
                                                  Ended        to
                                                 March 31   March 31
                                                   2011       2011
                                               ---------   ---------
Operating expenses:
  Legal and Professional                       $   4,000   $  16,000
  Tax and license                                    116         116
  Bank service charge                                 66          66
                                               ---------   ---------
Total operating expenses                           4,182      16,182
                                               ---------   ---------
Net loss                                       $  (4,182)  $ (16,182)
                                               =========   =========
Net loss per share - Basic and diluted                 -           -
                                               =========   =========
Weighted average number of common
  shares outstanding                           8,000,000   5,727,811
                                               =========   =========









            The accompanying notes are an integral part of
                      these financial statements

                       PRIMCO MANAGEMENT INC.
                (a corporation in the development stage)
                   STATEMENT OF STOCKHOLDER'S DEFICIENCY
  FOR THE PERIOD OCTOBER 14, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

                                                 Additional                   Total
                                Common Stock       Paid-in   Accumulated   Stockholder
                            Shares       Amount    Capital     Deficit        Equity
                                                                           (Deficiency)
                            ------       ------  ----------  -----------   -----------
Balance, October 14, 2010
(inception)                        -    $     -     $      -   $      -      $      -
Issuance of common stock   8,000,000      8,000        4,100          -        12,100


Net loss                           -          -            -    (12,000)      (12,000)
                           ---------    -------     --------   --------      --------
Balance at December 31,
  2010                     8,000,000      8,000        4,100     12,000)          100
Net loss                           -          -            -     (4,182)       (4,182)
                           ---------    -------     --------   --------      --------
Balance at March 31,
  2011                     8,000,000    $ 8,000     $  4,100   $(16,182)     $ (4,082)
                           =========    =======     ========   ========      ========


                The accompanying notes are an integral
                  part of these financial statements

                         Primco Management, Inc.
                      (A Development Stage Company)
                        Statements of Cash Flows
               For the Three Months Ended March 31, 2011
   And for the Period October 14, 2010 (inception) to March 31, 2011

                                                Three   Oct. 14, 2010
                                                Months   (Inception)
                                                Ended         to
                                               March 31    March 31
Cash flows from operating activities:            2011        2011
 ------------------------------------          -------     --------
Net loss                                       $(4,182)    $(16,182)
                                               =======     ========
Net cash used in operating activities           (4,182)     (16,182)
                                               =======     ========

Cash flows from financing activities:
 -------------------------------------
Advances from officer                            4,100        4,100
Proceeds from issuance of common stock               -       12,100
                                               -------     --------
Net cash provided by financing activities        4,100       16,200
                                               -------     --------
Net increase (decrease) in cash                    (82)          18

Cash at beginning of period                        100            -
                                               =======     ========
Cash at end of period                          $    18     $     18
                                               =======     ========



           The accompanying notes are an integral part of
                      these financial statements

                        Primco Management, Inc.
                     (A Development Stage Company)
                   Notes to the Financial Statements

Summary of significant accounting policies

This summary of significant accounting policies of Primco Management, Inc. (the Company) is presented to assist in understanding the Company's financial statements.
Nature of the Company

Primco Management, Inc. is a real estate management company. The Company plans to raise capital in the coming year to fund operations.

Basis of presentation

The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted in the United States of America.

Estimates

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Actual results may differ from estimated amounts.

Income taxes

Income tax expense is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. Financial Accounting Standards Board Accounting Standards Codification, 740, "Income Tax," requires the recognition of the impact of a tax position in the financial statements only if that position is more likely than not of being sustained on a tax return upon examination by the relevant taxing authority, based on the technical merits of the position. At March 31, 2011 and December 31, 2010, the Company had no unrecognized tax benefits. The Company recognizes interest and penalties related to income tax matters in interest expense and operating expenses, respectively. As of March 31, 2011 and December 31, 2010, the Company had no accrued interest or penalties related to uncertain tax positions.

Net loss per share basic

Net loss per share includes no dilution and is computed by dividing net loss available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted net loss per share does not differ from basic net loss per share as the Company did not have dilutive items during the reporting period.

Primco Management, Inc.
(A Development Stage Company)
Notes to the Financial Statements

1.  Summary of significant accounting policies (continued)

New accounting pronouncements

The Company does not believe newly issued accounting pronouncements will have any material impact on its financial statements.

2.  Going concern

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. In the near term, the Company expects operating costs to continue to exceed funds generated from operations. As a result, the Company expects to continue to incur operating losses, and the operations in the near future are expected to continue to use working capital.

The Company is a development stage company and management of the Company is devoting substantially all of its present efforts to establish new customized real estate management programs for their clients. As such, the Company has not generated any revenues from operations and has no assurance of any future revenues. The ability of the Company to continue as a going concern is dependent on its ability to raise capital to meet its operating requirements. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.  Related party transactions:

Advances from officer:

As of March 31, 2011, the Company owed $4,100 to an officer of the Company.

Lease:

The Company leases office space from a director at no cost to the Company.

Management agreement:

On May 1, 2011, the Company entered into a management agreement with New Visions Group to act as the managing agent of their beneficial interest in the apartment buildings located known as Wallnut Villas Apts. Located at 1027 Florence Avenue, Vineland, NJ 08360, for a term of five years. New Visions Group is owned by Murray Friedman, the father of Neal Friedman, an officer and director of the Company. Pursuant to the agreement, the Company will receive 5% of amounts collected from the distributions of income derived from the buildings and will be reimbursed for all out-of-pocket costs.

  Up to a Maximum of 4,000,000 Common Shares at $.25 per Common Share

                               $1,000,000

                               Prospectus

                          Primco Management Inc.


                            June 15, 2011


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until __________________2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution
-----------------------------------------------------
The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The registrant shall pay the expenses.

SEC Registration Fee . . . . . .  $   116
Printing and Engraving Expenses     1,500
Legal Fees and Expenses . . . .    25,000
Accounting Fees and Expenses. .     5,000
Miscellaneous . . . . . . . . .     2,500
                                  -------
TOTAL . . . . . . . . . . . . .   $34,116
                                  =======

Item 14.  Indemnification of Directors and Officers
---------------------------------------------------
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities
-------------------------------------------------
On December 1, 2010, the registrant issued Neal Friedman, an officer and director, 8,000,000 common shares for cash of $12,100.

The above securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors.

Item 16. Exhibits and Financial Statement Schedules
---------------------------------------------------

INDEX TO EXHIBITS

Exhibit Number and Identification of Exhibit

3-1     Articles of Incorporation incorporated by reference to Form S-1 filed March 28, 2011
3-2     By-Laws incorporated by reference to Form S-1 filed March 28,
2011
3-3     Common Stock Certificate incorporated by reference to Form S-1 filed March March 28, 2011
5       Consent and opinion of Jody M. Walker, Attorney At Law
incorporated by reference to Form S-1 filed March March 28, 2011

10      New Vision Group Management Agreement dated May 1, 2011

11      Statement of Computation of Per Share Earnings
           This Computation appears in the Financial Statements.
23      Consent of Independent Registered Public Accounting Firm

Item 17. Undertakings
----------------------
(A) The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

 (B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

   i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

   ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
  iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lawrence, state of New York, on June 15, 2011.

Primco Management, Inc.

By: /s/Neal Friedman
    -----------------------
    Neal Friedman, CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:   /s/Neal Friedman
      -------------------
      Neal Friedman
      CEO, Principal Financial Officer,
      Controller and Director           Dated:    June 15, 2011